Exhibit 99.1

FOR IMMEDIATE RELEASE

PACCAR Announces Executive Promotion

December 10, 2012, Bellevue, Washington – The PACCAR Board of Directors elected Robert J. Christensen to the position of PACCAR chief financial officer and executive vice president, effective January 1, 2013. Mr. Christensen has 29 years with PACCAR and his most recent responsibility was as executive vice president. He joined PACCAR in 1983 and has had senior management roles with PACCAR Parts, Kenworth and Peterbilt. He earned degrees from the University of Washington (B.A.-Finance), University of Puget Sound (M.B.A.) and is a CPA.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium-, and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR shares are traded on the NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.